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                                                                   EXHIBIT 10.39



                   AMENDMENT NUMBER 4 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NUMBER 4 TO EMPLOYMENT AGREEMENT, effective as of February 11, 2002, is by and between Radiologix, Inc., a Delaware corporation (the "Company"), and Paul M. Jolas ("Jolas").

         WHEREAS, the Company and Jolas entered into an Employment Agreement dated as of July 31, 1996, which was amended effective January 1, 1999, July 1, 2000, and March 1, 2001 (as amended, the "Employment Agreement"); and

         WHEREAS, the Company and Jolas desire to further amend the Employment Agreement to reflect an increase in Jolas' base salary and to make certain other amendments;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

                  Section 3.1 SALARY. For the performance of Jolas' duties hereunder, the Company shall pay Jolas an annual salary of $229,500, in equal periodic installments (less required withholdings) no less frequently than every two weeks.

         2. The second sentence of Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new second sentence:

         In addition, notwithstanding the provisions of Section 5.2(b), if the Company terminates Jolas' employment hereunder at any time following a Change of Control, then immediately upon such termination of employment, the Company shall pay Jolas, in addition to the amounts required under Section 5.2(a), a lump sum severance payment in an amount equal to the sum of (i) the product of Jolas' then current annual salary for one year multiplied by two plus (ii) the product of Jolas' most recent annual bonus payment received for the fiscal year immediately preceding the Change of Control multiplied by two. In addition, the Company shall continue to provide Jolas with the benefits described in Section 3.4 until the earlier of (i) the two-year anniversary of the date of Jolas' termination of employment and (ii) the date on which Jolas obtains substantially equivalent benefits from another party.

         3. Section 5.2(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

                  (b) In addition, if Jolas' employment is terminated under Sections 5.1(b), (d) or (e), then the Company shall also pay Jolas, immediately upon such termination of employment, a lump sum severance payment in an amount equal to Jolas' then current annual salary.



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         IN WITNESS WHEREOF, the parties have executed this Amendment Number 4 to Employment Agreement effective as of the date first written above.



                                         RADIOLOGIX, INC.



                                         By:
                                             --------------------------------
                                             Mark L. Wagar
                                             Chairman of the Board and
                                               Chief Executive Officer




                                         JOLAS:



                                         ------------------------------------
                                             Paul M. Jolas



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